                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement              / / Confidential, for Use of the
/X/ Definitive Proxy Statement                   Commission Only
/ / Definitive Additional Materials              (as permitted by Rule
/ / Soliciting Material Pursuant to              14a-6(e)(2))
    Rule 14a-11(c) or Rule 14a-12

                           STORAGE TRUST REALTY
------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

    /X/ No fee required.

    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

    (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

------------------------------------------------------------------------------

    (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTIONS APPLIES:

------------------------------------------------------------------------------

    (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

------------------------------------------------------------------------------

    (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

------------------------------------------------------------------------------

    (5) TOTAL FEE PAID:

------------------------------------------------------------------------------

    / / Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

------------------------------------------------------------------------------

    (3) Filing Party:

------------------------------------------------------------------------------

    (4) Date Filed:

------------------------------------------------------------------------------

                                         STORAGE TRUST REALTY
                                         2407 Rangeline Street
                                       Columbia, Missouri  65202


                                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                                  and
                                            PROXY STATEMENT




                                                           March 25, 1998



Dear Shareholder:

     I would like to invite you to attend our 1998 annual meeting of shareholders, which will be held on Tuesday, May 12, 1998, beginning at eight o'clock a.m., Kansas City time, at the Kansas City Airport Marriott, Kansas City, Missouri.

     The formal notice of the annual meeting and the proxy statement can be found on the following pages. A copy of our 1997 annual report is enclosed for your review. A proxy card and a postage-paid return envelope are also included.

     To be sure that your shares will be voted at the meeting, please complete and sign the enclosed proxy card and return it in the enclosed envelope as promptly as possible. You are encouraged to specify your choices on the matters indicated. However, it is not necessary to specify your choice on a matter if you wish to vote in accordance with the recommendation of the Board of Trustees; in such event, merely executing and returning the proxy card will be sufficient.

     I hope that you will be able to attend the annual meeting. If you do, you may vote your shares in person even though you have returned a proxy.



                                                           Daniel C. Staton
                                                           Chairman

                                    [PAGE LEFT INTENTIONALLY BLANK]

                                         STORAGE TRUST REALTY
                                         2407 Rangeline Street
                                       Columbia, Missouri  65202


                                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                        To Be Held May 12, 1998



     The annual meeting of shareholders of Storage Trust Realty will be held at the Kansas City Airport Marriott, Kansas City, Missouri, on Tuesday, May 12, 1998, at eight o'clock a.m., Kansas City time, for the following purposes:

      1. To elect two Trustees to serve until the third subsequent annual meeting of shareholders and until their successors are elected and qualify;

      2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998; and

      3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Trustees has fixed the close of business on March 6, 1998 as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting.


                                           By Order of the Board of Trustees




                                                     MICHAEL G. BURNAM
                                                  Chief Executive Officer


Columbia, Missouri
March 25, 1998

     ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON.
SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE MEETING IN PERSON ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT IN THE ACCOMPANYING ENVELOPE IN ORDER THAT THE NECESSARY QUORUM MAY BE ASSURED. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

                                         STORAGE TRUST REALTY
                                         2407 Rangeline Street
                                       Columbia, Missouri  65202




                                            PROXY STATEMENT





                                    Annual Meeting of Shareholders
                                        To Be Held May 12, 1998

                                             INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Trustees (the "Board") of Storage Trust Realty, a Maryland real estate investment trust (the "Company"), for use at the annual meeting of the Company's shareholders to be held on Tuesday, May 12, 1998, at the Kansas City Airport Marriott, Kansas City, Missouri, at eight o'clock a.m., Kansas City time, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

     The Company expects to first send this Proxy Statement and the enclosed form of proxy to shareholders on or about March 25, 1998.

                                            ANNUAL REPORT

     The Annual Report of the Company for the year ended December 31, 1997, including financial statements audited by Ernst & Young LLP, independent auditors, and their report thereon dated January 23, 1998, is being mailed together with this Proxy Statement to each of the Company's shareholders of record at the close of business on March 6, 1998 (the "Record Date"). If you would like to obtain a copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, for the year ended December 31, 1997 (the "Form 10-K"), you may do so by requesting a copy of the Form 10-K in writing from Storage Trust Realty, Attention: Controller-External Reports, 2407 Rangeline Street, Columbia, Missouri 65202.

                                           VOTING OF PROXIES

     Only shareholders of record of the Company's common shares of beneficial interest, $.01 par value per share (the "Common Shares"), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each Common Share is entitled to one vote on all matters voted upon by shareholders and is entitled to vote for as many persons as there are Trustees to be elected. There were 15,447,193 Common Shares outstanding on the Record Date.

     Each valid proxy returned to the Company will be voted at the Annual Meeting as indicated on the proxy or, if no indication is made with respect to a proposal, in favor of such proposal in accordance with the recommendations of the Board set forth in this Proxy Statement. The Company does not know of any matters to be presented at the Annual Meeting other than the proposals referred to on the proxies and described in this Proxy Statement. However, if any other matters are properly presented at the Annual Meeting, the persons named on the enclosed form of proxy intend to vote the shares represented by them in accordance with their best judgment pursuant to the discretionary authority granted them in the proxies.

     Any person submitting a proxy may revoke it at any time before it is exercised by so notifying the Company in writing. In addition, persons submitting proxies may elect to vote their shares in person at the Annual Meeting, which will serve to revoke a proxy, although mere attendance at the Annual Meeting will not serve to revoke a proxy.

                                              PROPOSAL 1

                                         ELECTION OF TRUSTEES

     Two Trustees are to be elected at the Annual Meeting, which constitutes all of the Class I Trustees. Such Trustees will serve for a three-year term until the Company's third annual meeting of shareholders subsequent to the Annual Meeting of shareholders and until their respective successors are elected and qualify, or until their earlier resignation, death, termination or removal. Trustees will be elected by a plurality of the votes cast at the Annual
Meeting. There is no cumulative voting for Trustees. For purposes of the election of Trustees, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

     Each valid proxy returned to the Company will be voted at the Annual Meeting for the two nominees listed below, unless the proxy specifies otherwise. All of the nominees listed below are members of the present Board.
P. Crismon Burnam has been a Trustee since inception; Mr. Blake Eagle has held such position since November 16, 1994, the date of completion of the initial public offering of the Common Shares. Biographical information for each of the nominees is set forth under the caption "Management."

                                               Nominees
                                           P. Crismon Burnam
                                              Blake Eagle

     If any nominee should unexpectedly become unavailable for service, proxies will be voted for another person selected by the Board, unless the proxy specifies otherwise.


                                              MANAGEMENT

Trustees and Executive Officers

     The following table sets forth certain information with respect to the Trustees and executive officers of the Company. The Company currently has a seven member Board of Trustees which includes four members of the Board of Trustees who are not affiliated with any member of Gordon Burnam's family or officers or employees of the Company (each an "Independent Trustee"). Except or Gregory A. Darus, each of the individuals named below as an officer of the Company accepted that position upon formation of the Company.

      Name              Age               Position

Daniel C. Staton*       45          Chairman of the Board of Trustees (term will
                                    expire in 1999)
Gordon Burnam           67          Trustee (term will expire in 2000)
Michael G. Burnam       44          Chief Executive Officer and Trustee
                                    (term will expire in 1999)
P. Crismon Burnam       34          Chief Operating Officer and Trustee
                                    (term will expire in 1998)
Stephen M. Dulle        50          Chief Financial Officer
Timothy B. Burnam       40          Vice President-Construction and
                                    Development
Gregory A. Darus        38          Senior Vice President-Acquisitions
Blake Eagle*            64          Trustee (term will expire in 1998)
Randall K. Rowe*        43          Trustee (term will expire in 2000)
Fredrick W. Petri*      51          Trustee (term will expire in 2000)

____________________________
*     Each of these individuals is an Independent Trustee.

     The following is a biographical summary of the experience of the Trustees and executive officers of the Company.

     Daniel C. Staton has been Chairman of the Board of Trustees of the Company since February 1998 and a Trustee of the Company since November 1994. Mr. Staton is President of Walnut Capital Partners, an investment and venture capital company. Mr. Staton was the Chief Operating Officer and Executive Vice President of Duke Realty Investments, Inc. from 1993 to 1997. Mr. Staton has been a director of Duke Realty Investments, Inc. since 1993. From 1981 to 1993,
   Mr. Staton was a principal owner of Duke Associates, the predecessor of Duke Realty Investments, Inc. Prior to joining Duke Associates in 1981, Mr. Staton was a partner and general manager of his own moving company, Gateway Van & Storage, Inc. in St. Louis, Missouri. From 1986 to 1988, he served as president of the Greater Cincinnati Chapter of the National Association of Industrial and Office Parks. Mr. Staton received a B.S. degree in Finance from California Western University in 1982, a B.S. degree in General Business from Ohio University in 1991 and is currently working on his Ph.D. in Entrepreneurship at the Union Institute.

     Gordon Burnam has been a Trustee of the Company since its formation and was Chairman of the Board of Trustees of the Company from its formation until February 1998. He is the founder and Chairman of the Board of Directors of Burnam Holding Companies Co. ("BHC"), a corporation owned by Gordon Burnam and members of his immediate family. Since 1974, Gordon Burnam has been involved in the development of over 30 self-storage facilities, of which 14 facilities were for BHC. From 1982 to 1984, Gordon Burnam was the Chairman of the Board of Directors of the Southwestern Insurance Group. Gordon Burnam is currently a director of Union Planters Bank of Columbia, was a Central Region Board Member of the Self Storage Association and was president of the National Home Builders Association-Columbia Chapter.

     Michael G. Burnam has been the Chief Executive Officer and a Trustee of the Company since its formation. Michael Burnam previously served as the President of BHC. He began his career in real estate development, and then moved into self-storage management in 1977. Mike oversaw operations for BHC from 1983 through 1994. In 1995, Michael Burnam served as President of the Self Storage Association, a leading industry association. Mike received his B.S. degree in Agricultural Economics from the University of Missouri in 1975. Michael Burnam is Gordon Burnam's son.

     P. Crismon Burnam has been Chief Operating Officer and a Trustee of the Company since its formation. Cris Burnam joined BHC in 1987, most recently serving as its Vice President in charge of Finance and Acquisitions. Cris Burnam previously served as Vice President Central Region Board of Directors of the Self Storage Association. Cris received his B.S. degree in Agricultural Economics from the University of Missouri in 1985. Cris Burnam is Gordon Burnam's son.

      Stephen M. Dulle has been Chief Financial Officer of the Company since August 1994. Prior thereto, Mr. Dulle was the chief financial officer of each of Colonial Storage Centers I, Ltd., Colonial Storage Centers II, Ltd. and Colonial Storage Centers III, Ltd., respectively. Mr. Dulle was also the Secretary and Treasurer of Colonial Storage Management 85, Inc. and Colonial Storage Management 86, Inc. Prior to joining Colonial in 1980, Mr. Dulle was a Senior Manager with the public accounting firm of KPMG Peat Marwick. Mr. Dulle received his B.S. degree in Business Administration from the University of Missouri in 1971 and his Masters of Business Administration degree in Accounting and Finance from Indiana University in 1973.

       Timothy B. Burnam has been Vice President-Construction and Development of the Company since its formation. Tim had previously served as President of Burnam Construction, Inc., a wholly owned subsidiary of BHC, since 1987. Mr. Tim Burnam is directly responsible for the design, planning and purchasing for all of the Company's construction and development projects. Since 1987, Burnam Construction, Inc. has built over 500,000 square feet of self-storage facilities and 175 apartment units. He attended the University of Missouri and has over 15 years' experience in the construction and self-storage businesses. Timothy Burnam is Gordon Burnam's son.

     Gregory A. Darus has been Senior Vice President-Acquisitions for the Company since August 1997. From July 1996 to August 1997, Mr. Darus was the director of Real Estate for Venture Stores, Inc., a midwestern based discount department store. From February 1993 to July 1996, Mr. Darus was Director of Real Estate and Counsel for Best Products, Inc., a nationwide hard goods retailer. From December 1991 to February 1993, Mr. Darus was the Real Estate Manager for Crown Books Corporation, a nationwide book retailer. Mr. Darus received his B.S. degree in Forestry from West Virginia University in 1981 and his J.D. degree from the National Law Center at George Washington University in 1984.

      Blake Eagle has been a Trustee of the Company since November 1994. Mr. Eagle has been, since December 1993, Chairman of the MIT Center for Real Estate, an academic center which engages in a wide variety of research and special programs for the real estate industry and operates a master's degree program in real estate development. From 1985 to 1993, Mr. Eagle was President, Real Estate Consulting, for the Frank Russell Company, a pension fund consulting firm. Mr. Eagle is a member of the Urban Land Institute, the National Society of Real Estate Finance and the American Society of Real Estate Counselors. Mr. Eagle serves as an advisor to the board of the National Council of Real Estate Investment Fiduciaries, which he helped establish, and formerly served as a director of the Institute for Real Estate Research. From 1983 to 1984, Mr. Eagle served as a member of the board of advisors of the Federal National Mortgage Association (Fannie Mae). Mr. Eagle received his B.A. degree in Business Administration from the University of Washington in 1956.

      Randall K. Rowe has been a Trustee of the Company since November 1994. Mr. Rowe is Chairman, Managing Director and Chief Executive Officer of Transwestern Investment Company, LLC and Chairman of Transwestern Property Company, LLC. From January 1995 until March 1996, he was Managing Director and Chief Executive Officer of Equity Venture Partners, Inc., a merchant banking company. From December 1989 until March 1995, he was co-chairman, chief executive officer of Manufactured Home Communities, Inc. and its predecessor entities. From December 1989 until January 1995, Mr. Rowe served as Chairman, Chief Executive Officer of Equity Office Properties, Inc. and President, Chief Executive Officer of Equity Assets Management, Inc. Mr. Rowe holds an M.B.A. degree from Harvard University Graduate School of Business, and a J.D. degree from the University of Michigan Law School. Mr. Rowe is a member of the Urban Land Institute and Chairman of the Policy Committee of the National Realty Committee.

      Fredrick W. Petri has been a Trustee of the Company since May 1995. Mr. Petri has been President of Petrone, Petri & Company, a real estate investment firm since 1993. Prior thereto, Mr. Petri was an Executive Vice President of Wells Fargo Bank, where for over 18 years he held various positions involving real estate. Mr. Petri is a director of Simon DeBartolo Group. Additionally, he is a trustee of the Urban Land Institute and a director of the Real Estate Center of the University of Wisconsin Business School. He formerly served as a member of the board of governors and a Vice President of the National Association of Real Estate Investment Trusts and as a board member and director of the National Association of Industrial and Office Parks. Mr. Petri received his B.A. degree in Business and his M.B.A. in Finance from the University of Wisconsin in 1969 and 1970, respectively.

Board Committees and Meetings

     There were 13 meetings of the full Board in 1997. Each Trustee who held such position in 1997 attended at least 75% in the aggregate of all meetings of the Board and any committee on which such Trustee served.

     The Company has standing Audit, Executive Compensation and Executive Committees of the Board. The Company does not have a standing nominating committee.

     Audit Committee

     The Board has established an Audit Committee that consists of two
Trustees. Each member of the Audit Committee is required to be independent of management of the Company and free from any relationship that, in the opinion of the Board of Trustees of the Company, would interfere with the exercise of independent judgment. Messrs. Eagle and Petri constitute the Audit Committee. The Audit Committee makes recommendations concerning the engagement of the independent auditors, reviews with the independent auditors the plans and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the independent auditors, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls and financial reporting. The Audit Committee met one time in 1997.

     Executive Compensation Committee

     The Board has established an Executive Compensation Committee. Messrs. Rowe and Staton constitute the Executive Compensation Committee, which must consist entirely of "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a majority of the members of which must be Independent Trustees. The Executive Compensation Committee determines the compensation of the Company's executive officers, administers the Company's option plan and reviews and acts upon any changes to the Company's bonus incentive compensation plan and the Company's retirement savings plan. See "Executive Compensation" below. The Executive Compensation Committee met five times in 1997.

      Executive Committee

      The Board has established an Executive Committee. Messrs. Gordon Burnam, Eagle and Staton constitute the Executive Committee, which has the authority, within certain parameters set by the Board, to acquire, dispose of and finance assets on behalf of the Company. The Executive Committee cannot, however, take any action that requires a majority vote of the Independent Trustees or which requires unanimous approval of all Trustees. The Executive Committee met eight times in 1997.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information regarding the compensation of Mr. Michael G. Burnam and the Company's three other most highly compensated executive officers during 1997, 1996 and 1995. The table includes compensation from all sources for services rendered to the Company and its subsidiaries during 1997, 1996 and 1995.


                                                                       Long-Term
Compensation
                                     Annual Compensation               Awards
Payouts
                                                                      Restricted
Securities
                                                       Other Annual   Shares
Underlying     LTIP     All Other
                                    Salary     Bonus   Compensation   Awards
Options/SARs  Payouts  Compensation
Name and Principal Position   Year    ($)        ($)        ($)          ($)
(number)      ($)        ($)


Michael G. Burnam             1997  $150,000     --          --           --        210,000       --      2,801 (1)
Chief Executive               1996  $123,200   $80,080       --           --            --        --        --
  Officer and Trustee         1995  $110,000   $27,500       --           --          1,085       --        --

P. Crismon Burnam             1997  $142,200      --         --           --        200,000       --      1,689 (1)
Chief Operating               1996  $117,600   $76,440       --           --           --         --        --
  Officer and Trustee         1995  $105,000   $26,250       --           --          1,085       --        --

Stephen M. Dulle              1997  $135,000      --         --           --        190,000       --       3,033 (1)
Chief Financial Officer       1996  $112,000   $72,800       --           --            --        --         --
                              1995  $100,000   $25,000       --           --          18,440      --         --

Timothy B. Burnam             1997  $109,725   $12,500       --           --          45,000      --       1,802 (1)
Vice President -              1996  $109,725   $20,000       --           --            --        --         --
  Construction & Development  1995  $ 95,000   $98,500       --           --            --        --         --



(1) Disability insurance premiums

Option Grants in Last Fiscal Year

     The following table sets forth certain information concerning options/SAR s granted during 1997 to the named executives:


                                                                Potential Realizable
                                                                 Value at Assumed
                                                               Annual Rates of Stock
                                                                Price Appreciation
                                   Individual Grants            For Option Term
                               Number of       % of Total
                              Securities       Option/SARs
                              Underlying       Granted to         Exercise or
                             Options/SARs     Employees in        Base Price
Expiration
Name                          Granted          Fiscal Year         ($/Share)
Date           5%          10%

Michael G. Burnam             210,000            26.17%            $25.9375        2/4/2007    3,426,084    8,682,319
P. Crismon Burnam             200,000            24.93%            $25.9375        2/4/2007    3,262,937    8,268,875
Stephen M. Dulle              190,000            23.68%            $25.9375        2/4/2007    3,099,791    7,855,431
Timothy B. Burnam              45,000             5.61%            $24.25         5/19/2007      686,396    1,739,452


     On February 4, 1997 options for 600,000 units of partnership interest
( Units ) in Storage Trust Properties, L.P. (the Operating Partnership ) were granted by the Company to certain executive officers named in the above table at the then current price for the Common Shares of $25.9375. On May 7, 1997 options for 12,000 Common Shares were granted to the Independent Trustees. On May 19, 1997, options for 45,000 Units were granted by the Company to the Vice President- Construction and Development as reflected in the above table at the then current price for the Common Shares of $24.25. On May 19, 1997, options for 137,350 Units were granted to 125 employees at an exercise price equal to then current market price for the Common Shares of $24.25. On August 12, 1997, options for 20,000 Units were granted to an employee at an exercise price equal to the then current market price for the Common Shares of $26.1875. During 1997, 18 individuals terminated employment with the Company, and, accordingly, options on 22,660 Units were canceled. Additionally, during 1997, 8 employees exercised options on 7,440 Units, which were converted into 7,440 Common
Shares.

Aggregated Option Exercises in 1997 and Year-End Option Values

     The following table sets forth certain information concerning exercises of options during 1997 by each of the executive officers named in the above table and the year-end value of unexercised options owned by such executive officers.


                     Securities                                Number of Securities
                    Acquired on                  Underlying Unexercised          Value
of Unexercised in-the-
                    Exercise (1)    Realized     Options at Year-end (2)
Money Options at Year-End
Name                  (number)        ($)     Exercisable     Unexercisable
Exercisable       Uxercisable

Michael G. Burnam        --            --       37,583           235,417        $330,025         $ 301,170

P. Crismon Burnam        --            --       37,583           225,417        $330,025         $ 297,410

Stephen M. Dulle         --            --       34,112           218,888        $280,345         $ 295,604

Timothy B. Burnam        --            --       29,700             64,800       $261,746         $ 267,332



(1) Options are exercisable one-fifth each on the first, second, third, fourth and fifth anniversaries of the date of grant, respectively.

(2)  Represents aggregate options to purchase Common Shares or Units.

Option Plan

     The Company has adopted the Storage Trust Realty 1994 Share Incentive Plan (as amended and restated)(the Option Plan )to provide incentives to attract and retain Trustees, officers and key employees and service providers. The description of the Option Plan set forth below is qualified in its entirety by reference to the text of the Option Plan, a copy of which has been filed with the Securities and Exchange Commission.

      The Option Plan provides for the grants of options to purchase a specified number of Common Shares or Units ( Options ). Under the Option Plan, the total number of Common Shares available for grant and available to be issued upon exchange of Units issued under the Option Plan is currently 1,630,381. Under the Amended Plan adopted at the 1997 Annual Meeting of Shareholders, the number of Common Shares and Units available will increase on each January 1 to an amount equal to 10% of the aggregate number of outstanding Common Shares and Units on such date; provided, however, that no adjustment will be made if the aggregate number of outstanding Common Shares and Units on any such date has decreased from the number previously used to establish the number of Common Shares and Units available under the amended Option Plan. Upon certain extraordinary events, the Executive Compensation Committee may make such adjustments in the aggregate number and kind of Common Shares or Units reserved for issuance, the number and kind of Common Shares or Units covered by outstanding awards and the exercise prices specified therein as they determine to be appropriate.

     Participants in the Option Plan, who may be Trustees, officers or employees of, or service providers to, the Company, its subsidiaries or designated affiliates, are selected by the Executive Compensation Committee. Four Trustees (excluding those who are officers of the Company), 6 officers, approximately 380 full-time employees and an indeterminate number of service providers are currently eligible to participate in the Option Plan. The Executive Compensation Committee also determines the terms of Options granted under the Option Plan including, among other things, the individuals who shall receive Options, the number of Common Shares or Units subject to each Option and the vesting schedule and expiration date applicable to each such Option. Trustees of the Company are also eligible to participate, but in the case of Trustees who are not also officers or employees of the Company, only pursuant to automatic grants under a specified formula set forth in the Option Plan. See "Executive Compensation-Compensation of Trustees."

     With certain limited exceptions, the Board may amend the Option Plan and any Option outstanding thereunder without the approval of the shareholders, provided that no amendment may alter or impair the rights of a participant with respect to an Option previously granted without the consent of such participant (except for any amendment made to cause the Option Plan to qualify for an exemption provided by Rule 16b-3 under the Exchange Act).

     The Option Plan authorizes the Executive Compensation Committee to grant Options at an exercise price determined by the Executive Compensation Committee. Such price cannot be less than 100% of the fair market value of the Common Shares or Units on the date on which the Option in respect thereof is granted. Subject to the limitations regarding REIT qualification and taxes, there is no limit on the number of nonqualified Options that may be granted to any one individual. No Option may be granted or exercised if the grant or exercise of such Option could cause the Company to fail to qualify as a REIT for federal income tax purposes or to incur additional taxes under Section 857 of the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price is payable in cash. The vesting provisions of the Options are determined by the Executive Compensation Committee.

     The Option Plan provides for the award of Common Shares or the right to receive Common Shares ( Share Awards ) and Units or the right to receive Units
( Unit Awards ) to participants. The earning, vesting and distribution of Share Awards and Unit Awards may be subject to one or more conditions established by the Executive Compensation Committee. Such conditions may relate to events (such as performance or continued employment) occurring before or after the date the Share Awards or Unit Awards are granted, or the date the Common Shares or Units are earned by, vested in or delivered to the participant. Share Awards and Unit Awards may provide for delivery of the Common Shares or Units at the time of grant or may provide for a deferred delivery date, including delivery upon the satisfaction of certain conditions. The Executive Compensation Committee, in its sole discretion, may provide with respect to a Unit Award that Units shall be converted to Common Shares immediately upon delivery of the Units.

     Dividend Equivalent Rights and Distribution Equivalent Rights (each,
DERs ) may be awarded in conjunction with Options for Common Shares and Share Awards and Options for Units and Unit Awards, as applicable. DERs entitle the participant, with respect to each dividend or distribution payment date related to a record date upon which Options for Common Shares, Options for Units, Share Awards or Unit Awards are outstanding, to a payment or credit in an amount equal to all or a percentage of the dividends or distributions payable with respect to a Common Share or Unit, as applicable. DERs will be subject to such conditions, limitations and restrictions as the Executive Compensation Committee shall determine.

      Pursuant to the Option Plan, unless determined otherwise by the Executive Compensation Committee, each Common Share or Unit underlying an Option granted under the Option Plan on and after February 4, 1997 shall be awarded with a DER. Additionally, each Option granted an Independent Trustee on or after February 4, 1997 pursuant to the formula set forth in the Option Plan shall be awarded with a DER. See Executive Compensation-Compensation of Trustees for information regarding such Options. Such DER entitles the participant to a credit of a certain percentage of the dividends or distributions payable during a calendar year on payment dates with respect to record dates on which the Option was outstanding. The applicable percentages are based upon the annual total shareholder return for such calendar year as determined by the Executive Compensation Committee. Unless provided otherwise by the Executive Compensation Committee, DER credits accumulated in this manner may only be used to pay a portion or all of the exercise price with respect to an Option. DER credits may not be used with respect to the exercise of any Option for which the fair market value of the underlying Common Shares or Units on the exercise date is less than the exercise price without taking into account the DER credit.

     Notwithstanding the foregoing references to the Executive Compensation Committee, the authority to grant and administer Options awarded to persons who perform services for the Management Company (defined below) and who are not subject to Section 16(a) of the Exchange Act with respect to the Company is vested in the board of directors of the Management Company or a committee of two or more directors of the Management Company. All Options granted to such persons will be Unit Options.

Incentive Compensation

     The Company's bonus incentive compensation plan for the three senior executive officers for 1998 awards a bonus to executive officers covered under the plan based on the achievement of specified targets and goals for the Company and the individual officer. The plan provides for bonuses of 0% to 100% of base compensation based on the achievement of targeted annual increases in shareholder return and per share Funds from Operations and other subjective factors as determined by the Executive Compensation Committee. For 1998 and future years, one-half of an officer's bonus in excess of the target amount of 40% of base compensation will be paid in Common Shares or Units subject to transferability restrictions. No bonuses were paid for 1997 to the three senior executive officers. For additional details, see "Executive Compensation Committee Report on Executive Compensation."

Retirement Savings Plan

    In 1995, the Company adopted a retirement savings plan (the 401(k) Plan ) for its full-time employees. The 401(k) Plan is a qualified plan pursuant to Sections 401(a) and 401(k) of the Internal Revenue Code. Participants in the 401(k) Plan may elect to contribute a portion of their compensation to the 401(k) Plan and the Company is obligated to make a matching contribution for the employee equal to 50% of the participant s contribution to the 401(k) Plan, up to 2% of the participant s compensation. The Company s contribution to the 401(k) Plan was approximately $22,000 in 1997.

      The Company made employer contributions of $2,853, $2,705, $2,568 and $2,195 during 1997 for Messrs. Michael Burnam, Crismon Burnam, Stephen Dulle and Timothy Burnam, respectively.

Compensation of Trustees

     Since the initial public offering through June of 1997, the Company paid its Independent Trustees an annual fee of $12,000 in cash, plus $1,000 in cash for each meeting attended (in person or by telephone). Since July of 1997, the Company paid its Independent Trustees an annual fee in Common Shares with a market value of $12,000 at the time of issuance, plus $1,000 in cash for each regular meeting attended (in person or by telephone) and $500 in cash for each committee meeting attended (in person or by telephone). Trustees who are also officers or employees of the Company are not paid any Trustees' fees. In addition, the Company reimburses all Trustees for expenses incurred in attending meetings.

     Pursuant to the Option Plan (described above), each Trustee who is not an officer or employee of the Company was granted, effective as of the later of the Trustee's initial election or appointment or the completion of the Company s initial public offering, a ten-year option to acquire 3,000 Common Shares at the initial public offering price of $17.50 or fair market value on the date of grant, as applicable. Additionally, each Trustee who is not an officer or employee of the Company has been and will be, as of the close of each annual shareholders' meeting after such Trustee s initial election or appointment, granted a ten-year option to acquire an additional 3,000 Common Shares at the fair market value of the Common Shares on the date of grant. The initial options for 3,000 Common Shares are not exercisable until after the first anniversary of the date of grant; the Trustees' options awarded periodically thereafter vest immediately. The exercise price is payable in cash. See "Option Plan" for information regarding dividend equivalent rights which will be awarded with such options in the future.

     Commencing with the calendar quarter ending June 30, 1997, as of the last day of each calendar quarter, Independent Trustees shall be paid their annual fee for such quarter in arrears with a number of Common Shares equal to $3,000 (or the quarterly portion of the annual fee specified by the Board from time to time) divided by the fair market value of a Common Share as of the last day of the calendar quarter. Independent Trustees who served only a portion of the quarter will receive a pro rata number of Common Shares. Any fractional Common Shares will be rounded up to the nearest whole Common Share. In 1997 each of the Trustees received 231 shares for such fees.

Non-competition Agreements and Termination of Employment

     Messrs. Michael and Crismon Burnam and Stephen Dulle have each entered into a non-competition agreement with the Company which requires each of them to devote their full business time to the Company. These non-competition agreements (a) prohibit each of them from, directly or indirectly, owning, acquiring, operating or developing any self-storage properties other than on behalf of the Company during the period each of them is an officer or Trustee of the Company and for a period of two years thereafter, unless their termination is not voluntary, and (b) prohibit each of them from actively engaging in property management, development or leasing of other real estate properties, during the period each of them is an officer or Trustee of the Company. Mr. Gordon Burnam has entered into a non-competition agreement with the Company which requires him to devote at least one-half of his business time to the Company and prohibits him from, directly or indirectly, owning, acquiring, operating or developing any self-storage properties other than on behalf of the Company during the period he is an officer or Trustee of the Company and for a period of two years thereafter, unless his termination is not voluntary.

Employment Agreements

      Each of Messrs. Michael Burnam, P. Crismon Burnam and Stephen Dulle entered into an employment agreement with Storage Trust Properties, L.P. which expires on June 30, 2000. Each employment agreement will be automatically extended for a one-year period unless, at least 30 days prior to expiration of the agreement, a notice not to extend is given by either party. In addition, if a Change in Control , as defined in the agreements, occurs during the term of employment, each employment agreement will be automatically extended for a twelve month period following the date of such Change in Control . The employment agreements provide for minimum annual base salaries of $150,000, $142,000 and $135,000, respectively. The base salary amounts are subject to review by the Board of Trustees and may be increased on an annual basis.

       If termination of employment occurs because of death or total disability, each of the employment agreements provides for the lump sum payment of the sum of (i) such officer s base salary, and (ii) bonus payable for the calendar year immediately preceding the calendar year in which the termination occurs as well as for the payment, continuation or immediate vesting of certain benefits. If termination occurs within twelve months following a Change in Control for any reason other than death, total disability or for cause, each of the employment agreements provides for the lump sum payment of two and one-half time the sum of
(i) such officer s annual base salary, and (ii) bonuses paid during the twelve full calendar months immediately preceding the calendar month in which the officer s employment terminated as well as for the payment, continuation or immediate vesting of certain benefits. If termination occurs for reasons other than total disability, cause or inadequate performance or is for Good Reason as defined in such agreements, each of the employment agreements provides for the lump sum payment of the sum of (i) such officer s base salary, and (ii) bonuses paid during the twelve full calendar months immediately preceding the calendar month in which employment is terminated as well as for the payment, continuation or immediate vesting of certain benefits.

     As used in the employment agreements, a Change in Control means a change in the beneficial ownership of the Company s voting shares or a change in the composition of the Company s board of Trustees which occurs if (1) any person (other than a trustee or other fiduciary of securities held under an employee benefit plan of the Company, a corporation owned by the shareholders of the company in substantially the same proportion as their ownership of the Company or an entity in which the officer has a substantial equity interest) is or becomes the beneficial owner of 25% or more of the total voting power of the Company s then outstanding shares, (2) a tender offer is made for the shares of the Company by any person (other than a trustee or other fiduciary of securities held under an employee benefit plan of the Company, a corporation owned by the shareholders of the Company in substantially the same proportion as their ownership of the Company or an entity in which the officer has a substantial equity interest)and the person making the tender offer owns or has accepted for payment shares of the Company representing 25% or more of the total voting power the Company s shares, (3) the shareholders of the Company approve a sale of all or substantially all of the Company s assets or a merger or consolidation of the Company with any other company (other than (i) a merger or consolidation which results in the Company s voting shares outstanding immediately prior thereto continuing to represent more than 51% of the combined voting power of the Company s or the surviving entity s outstanding voting shares immediately after the merger or consolidation or (ii) an asset sale, merger or consolidation which would result in the Trustees of the Company who were Trustees immediately prior thereto, not including any Trustee who was designated by a person who has entered into an agreement with the Company to effect a transaction described above or any Trustee who was not a Trustee at the beginning of the 12 consecutive month period preceding the date of such merger or consolidation unless his or her election was approved by a vote of at least two-thirds of the Trustees then still in office who were Trustees before the beginning of such period or two-thirds of the shareholders voting for the election of Trustees, continuing to constitute at least 50% of the Trustees of the surviving entity immediately after such merger or consolidation) or (4) a majority of the members of the Board of Trustees is comprised of individuals whose initial assumption of office occurred as a result of an actual or threatened election contest. Such agreements could discourage possible takeovers of the Company since they would tend to increase the cost of such acquisitions to potential acquirers.

Compensation Committee Interlocks and Insider Participation

     There are no Executive Compensation Committee interlocks or insider
participation on the Executive Compensation Committee.   Mr. Michael Burnam,
however, serves as an "ex officio" (non-voting) advisor to the Executive Compensation Committee. The sole purpose of Mr. Michael Burnam's position as an "ex officio" advisor to the Executive Compensation Committee is to furnish whatever information may be necessary in order for the Executive Compensation Committee to function. Mr. Burnam has not been and will not be present at the time of deliberations or at the time of any vote by the Executive Compensation Committee concerning compensation of the Company's executive officers, including his own.

Executive Compensation Committee Report on Executive Compensation

     Payment of cash compensation to the executive officers of the Company began in November 1994. The base salary paid to the Company's executive officers during 1994 and 1995, and initial option grants to the Company's executive officers were determined prior to that time by Messrs. Gordon, Michael and Crismon Burnam, the then-current Trustees and officers of the Company. In making these determinations, the management of the Company considered job responsibilities, the salaries paid and options granted to executive officers of other real estate investment trusts ( REITs ) similar to the Company, as well as the salaries paid to and past performance of such persons in their prior capacities at BHC or elsewhere.

      For 1996, the Company's Executive Compensation Committee built on the traditional compensation policies of BHC, adapted to the Company's competitive environment of similar publicly-traded REITs. The Company established a bonus incentive compensation plan for its executive officers, which provided for cash bonuses of 0% to 75% of base compensation based on the achievement of targeted annual increases in per share Funds from Operations and other goals as determined by the Executive Compensation Committee. In 1996 the Company paid cash bonuses of 65% of base compensation to the three senior executive officers, including the Chief Executive Officer, based on the achievement of these goals. See "Incentive Compensation" above. Also, the Company has adopted the Option Plan, which authorizes the Executive Compensation Committee to grant options for Units (exchangeable for Common Shares on a one-for-one basis) to the Company's executive officers and other employees at exercise prices determined by the Executive Compensation Committee. See "Option Plan" above. Through these plans and other means, the Executive Compensation Committee intends to maintain strong links between executive officer compensation and corporate and individual performance.

     For 1997 and future years, the Company s Executive Compensation Committee commissioned FPL Associates, compensation consultants, to conduct a compensation study of the Company. Based upon this study, in 1997 the shareholders approved an amendment and restatement of the Option Plan, pursuant to which the Option Plan became the 1994 Share Incentive Plan. This study contained detailed compensation and performance data on self-storage REITs and other REITs. The Company believes that its compensation levels compare favorably to its peer groups described in the study and targets competitive compensation levels for its executive officers.

     The Company's salary structure is designed to attract and retain highly qualified executives. This is accomplished by providing competitive base salaries and meaningful incentives, including short-term and long-term incentives, intended to reward performance. These incentives are designed to deliver competitive levels of compensation consistent with the performance of the Company.

      Benchmarks for determining bonus levels include achievement of financial goals (80%), which consist of targeted Funds from Operations (weighted 75%) and increases in shareholder value (weighted 25%), and qualitative assessments of the executive s performance (20%). The target amount of bonus for each of the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer is 40% of salary. Under the Option Plan, one-half of an officer s bonus in excess of 40% will be paid in Common Shares or Units, subject to transferability restrictions.

      The long-term incentives for the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer are in the form of nonqualified option grants. Such options are granted with DERs entitling the holder to credits towards the exercise price of the options equal to certain percentages of dividends paid on Common Shares based on the achievement of various targeted shareholder returns. The Executive Compensation Committee recognizes that the interests of the shareholders are best served by giving key employees the opportunity to participate in the appreciation of the Company s Common Shares through the granting of options. The Executive Compensation Committee believes that over an extended period of time, share performance will reflect executive performance and that such arrangements further reinforce management goals and incentives to achieve shareholders' objectives.

     The Executive Compensation Committee does not believe that the Company's compensation policies will be affected by the $1 million compensation deduction limit.

                                   Executive Compensation Committee
                                            Randall K. Rowe
                                           Daniel C. Staton

Performance Graph

     The following line graph compares the change in the Company's cumulative shareholder return on its Common Shares to the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the NAREIT Equity REIT Total Return Index ("NAREIT Index") from November 8, 1994, the effective date of the Company's initial public offering of Common Shares, to December 31, 1997. The graph assumes the investment of $100 in the Company and each of the indices on November 8, 1994 and the reinvestment of all dividends. The NAREIT Index and the S&P 500 Index for November 1994 were prorated to adjust for the partial month. The return shown on the graph is not necessarily indicative of future performance.


                                              GRAPH



                        11/08/94    12/31/94     12/31/95      12/31/96    12/31/97

Storage Trust Realty     $100.00     $102.14     $138.71       $177.78      $188.51

NAREIT Index             $100.00     $103.52     $122.47       $163.04      $197.82

S&P 500 Index            $100.00     $ 98.63     $135.69       $166.80      $222.46


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Management Company

     Storage Realty Management Co. (the "Management Company"), 95% of the voting common shares of which are owned by BHC, manages facilities which are owned by unrelated third-parties. The Management Company also conducts various other businesses, such as the sale of locks, the rental of trucks and the processing of customer property insurance at various facilities, which, if conducted by the Company or Operating Partnership, could jeopardize the Company's qualification as a REIT.

Other Transactions

      Pursuant to a Corporate Services Agreement among the Management Company, the Operating Partnership and the Company, the Operating Partnership and the Management Company provide various managerial, administrative, accounting, and other services related to the operations and administration of the Management Company, the Operating Partnership and the Company. The Corporate Services Agreement provides for the parties to reimburse the Operating Partnership and the Management Company quarterly for costs incurred with respect to this agreement. The Corporate Services Agreement was amended as of January 1, 1996 and January 1, 1997 primarily to take into account the truck rental business conducted by the Management Company. The Corporate Services Agreement had an initial term through December 31, 1995. The Corporate Services Agreement has been renewed for additional one-year terms and will continue to be renewed for consecutive one-year terms, provided that the Company, the Operating Partnership and the Management Company mutually consent to each such renewal at least 60 days before the expiration of the then-current term. The Corporate Services Agreement may be terminated earlier in the event that the Operating Partnership no longer owns more than 50% of the preferred stock of the Management Company, in the event of a material default by the Management Company, the Operating Partnership or the Company (which is not cured within certain specified time periods), or in the event of the voluntary or involuntary bankruptcy of the Management Company. During 1997, reimbursements incurred pursuant to the Corporate Services Agreement were as follows: by the Company to the Operating Partnership, $59,455; and by the Management Company to the Operating Partnership, $473,922.

                                        SECURITY OWNERSHIP

     The following table sets forth the beneficial ownership of the Common Shares as of March 6, 1998 (except where so noted) for (1) each person who is known to the Company to have been the beneficial owner of more than five percent of the Common Shares outstanding on March 6, 1998, (2) each Trustee and executive officer of the Company and (3) the Company's Trustees and executive officers as a group. There are no other persons who are known by the Company to be the beneficial owner of more than five percent of the Common Shares, which are the only voting securities of the Company. Units are exchangeable into Common Shares, and the number of Common Shares beneficially owned by a person for the purposes of this presentation includes the number of Common Shares into which Units beneficially owned by the person are exchangeable. The number of Common Shares beneficially owned by a person also includes the number of Common Shares or Units for which a person holds an option, exercisable within sixty days of March 6, 1998, to acquire. The percent of Common Shares beneficially owned by a person assumes that all Units held by the person are exchanged for Common Shares and that none of the Units held by other persons are so exchanged and that options exercisable within sixty days of March 6, 1998 to acquire Common Shares or Units held by the person are exercised and no options to acquire Common Shares or Units held by other persons are exercised. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and dispositive power.


                                                 Common       Percent
                                                 Shares       of All
                                              Beneficially    Common
Name and Address of Beneficial Owner (1)        Owned (2)     Shares

Franklin Resources, Inc. (3) . . . . . .       1,557,415       10.08

Public Employees Retirement System of Ohio
(4) . . . . . . . . . . . . . . . . . . . .      986,700        6.39

European Investors Inc. (5) . . . . . . . .      930,200        6.02

Gordon Burnam (6)(7)(8)(9) . . . . . . . .       495,105        3.14

Michael G. Burnam (7)(8)(9) . . . . . . . .      441,591        2.80

P. Crismon Burnam (7)(8)(9) . . . . . . . .      440,676        2.79

Timothy B. Burnam (7)(8)(9) . . . . . . . .      388,909        2.48

Stephen M. Dulle (9)  . . . . . . . . . . .       82,238         .53

Kimberly Flower (7)(8)(9) . . . . . . . . .      389,529        2.48

Burnam Holding Companies Co. (7)  . . . . .      184,284        1.18

Burnam Storage Associates, L.L.C. (8) . . .      174,269        1.12

Blake Eagle (9) . . . . . . . . . . . . . .       14,231         .09

Daniel C. Staton (9)  . . . . . . . . . . .       12,731         .08

Randall K. Rowe (9) . . . . . . . . . . . .       18,231         .12

Fredrick w. Petri (9) . . . . . . . . . . .       15,331         .10

All Trustees and executive officers as a
group (9 persons) . . . . . . . . . . . . .      833,384        5.19

See notes on following page.


Notes to Security Ownership table:

(1) Unless otherwise noted, the address for each of the persons or entities is 2407 Rangeline Street, Columbia, Missouri 65202.

(2) Units are exchangeable into Common Shares, and the number of Common Shares beneficially owned by a person for the purposes of this presentation includes the number of Common Shares into which Units beneficially owned by the person are exchangeable. The number of Common Shares beneficially owned by a person also includes the number of Common Shares or Units for which a person holds an option, exercisable within sixty days of March 6, 1998, to acquire. The percent of Common Shares beneficially owned by a person assumes that all Units held by the person are exchanged for Common Shares and that none of the Units held by other persons are so exchanged and that options exercisable within sixty days of March 6, 1998 to acquire Common Shares or Units held by the person are exercised and no options to acquire Common Shares or Units held by other persons are exercised.

(3) Information with respect to beneficial ownership by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. is included herein in reliance on a Schedule 13G dated January 30, 1998 filed by Franklin Resources, Inc. with the Securities and Exchange Commission. The Schedule 13G indicates that Franklin Advisers, Inc. may be deemed, as of December 31, 1997, to have sole voting power for 1,510,700 Common Shares, and Franklin Advisers, Inc. and Franklin Management, Inc. have sole power to direct the disposition of 1,510,700 and 46,665 Common Shares, respectively. The address of Franklin Resources, Inc. Is 777 Mariners Island Blvd., San Mateo, California 94403.

(4) Information with respect to beneficial ownership by Public Employees Retirement System of Ohio is included herein in reliance on a Schedule 13G dated January 31, 1997 filed by Public Employees Retirement System of Ohio with the Securities and Exchange Commission. The Schedule 13G indicates that Public Employees Retirement System of Ohio may be deemed to have sole voting power for 986,700 Common Shares, sole power to direct the disposition of 986,700 Common Shares and shared power to vote or direct the disposition of no Common Shares. The address of Public Employees Retirement System of Ohio is 277 East Town Street, Columbus, Ohio 43215.

(5) Information with respect to beneficial ownership by European Investors Inc. and EII Realty Securities Inc. is included herein in reliance on a
      Schedule 13G dated February 13, 1998 filed by European Investors Inc. with the Securities and Exchange Commission. The Schedule 13G indicates that, as of December 31, 1997, European Investors Inc. may be deemed, as of December 31, 1997, to have sole voting power with respect to 89,100 Common Shares, shared voting power with respect to 153,300 Common Shares, sole dispositive power with respect to 100,300 Common Shares and shared dispositive power with respect to 142,100 Common Shares and EII Realty Securities Inc. may be deemed to have sole voting power with respect to 575,100 Common Shares and shared dispositive power with respect to 687,800 Common Shares.

(6) Gordon Burnam (and his wife Bonnie Burnam) beneficially owns 72,617 Common Shares and 34,235 Units directly.

(7) Burnam Holding Companies Co. beneficially owns 1,463 Common Shares and 182,821 Units. Burnam Holding Companies Co. is owned approximately one-fifth by each of: Gordon and Bonnie Burnam; Michael G. Burnam; P. Crismon Burnam; Timothy B. Burnam; and Kimberly Flower. Each such owner of Burnam Holding Companies Co. may be deemed to beneficially own the Common Shares and Units owned by Burnam Holding Companies Co. Each such owner of Burnam Holding Companies Co. disclaims beneficial ownership of the Common Shares and Units owned by Burnam Holding Companies Co.

(8) Burnam Storage Associates, L.L.C. beneficially owns 112,500 Common Shares and 61,769 Units. Burnam Storage Associates, L.L.C. is owned approximately one-fifth by each of: Gordon and Bonnie Burnam; Michael G. Burnam; P. Crismon Burnam; Timothy B. Burnam; and Kimberly Flower. Each such owner of Burnam Storage Associates, L.L.C. may be deemed to beneficially own the Common Shares and Units owned by Burnam Storage Associates, L.L.C. Each such owner of Burnam Storage Associates, L.L.C. disclaims beneficial ownership of the Common Shares and Units owned by Burnam Storage Associates, L.L.C.

(9) Common Shares owned by such persons include the following numbers of Common Shares for which such persons held options which are exercisable within 60 days of March 6, 1998: Gordon Burnam, 29,700; Michael G. Burnam, 79,583; P. Crismon Burnam, 77,583; Timothy B. Burnam, 29,700; Stephen M. Dulle, 72,112; Kimberly Flower, 29,700; Blake Eagle, 12,000; Daniel C. Staton, 12,000; Randall K. Rowe, 12,000; Fredrick W. Petri, 12,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's Trustees, certain of the Company's officers, and beneficial owners of more than 10 percent of the Company's outstanding Common Shares, to file reports of ownership and changes in ownership of the Company's Common Shares with the Securities and Exchange Commission and to send copies of such reports to the Company. Based solely upon a review of such reports and amendments thereto furnished to the Company and upon written representations of certain of such persons that they were not required to file certain of such reports, the Company believes that no such person failed to file any such report on a timely basis during 1997, except that Daniel Staton failed to report three acquisitions totaling 500 shares in September, November and December 1997 for himself and, accordingly, filed three Form 4's late.

                                   PROPOSAL 2

                  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board, upon the recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP as the Company's independent auditors for 1998. A proposal to ratify this appointment will be presented at the Annual Meeting.
The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to adopt this proposal. For purposes of the vote on this matter, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be counted toward the presence of a quorum.

     Each valid proxy returned to the Company will be voted for the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 1998 unless the proxy specifies otherwise. The Board recommends that shareholders vote for the ratification of such appointment. The Board also retains the right to appoint substitute independent auditors at any time during 1998 for any reason whatsoever upon the recommendation of the Audit Committee.

     The Company expects that representatives of Ernst & Young LLP will be resent at the Annual Meeting and will be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so.


                                         SHAREHOLDER PROPOSALS

      Shareholder proposals intended to be presented at the 1999 annual meeting of shareholders must be received by the Company at its principal executive offices on or before November 25, 1998 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.


                                       PROXY SOLICITATION EXPENSE

      The cost of soliciting proxies will be borne by the Company. The Company will also request persons, firms and corporations holding shares beneficially owned by others to send proxy material to, and obtain proxies from, the beneficial owners of such shares and will, upon request, pay the holders' reasonable expenses for doing so.

Please mark
your vote as      /X/
indicated in
this example

ELECTION OF TRUSTEES:

         FOR                   WITHHOLD
    all nominees             vote for all
  listed (except as            nominees
otherwise indicated)            listed

        /  /                    /  /

Ratification of the appointment of Ernst & Young
LLP as independent auditors for 1998.

       FOR        AGAINST        ABSTAIN

      /  /         /  /            /  /

P. Crismon Burnam and Blake Eagle, as Trustees

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.)

------------------------------------------------------------------------------

2. To vote upon any other matters that may properly be presented at the meeting according to their best judgment and in their discretion.

The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement together with this Proxy.

Please sign exactly as name appears hereon. If shares are held jointly, each joint tenant should sign. If signing as attorney, executor, administrator, trustee or guardian or an officer of a corporation or other entity, please give full title.

Please sign, date and return this proxy promptly using the enclosed envelope.

Date: _________________________________

_______________________________________
              Signature

______________________________________
     Signature, if held jointly

------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

[LOGO]

RENTAL SPACES

                                                                 March 25, 1998

Dear Shareholder:

      The 1998 annual meeting of Shareholders of Storage Trust Realty (the "Company") will be held at the Kansas City Airport Marriott, Kansas City, Missouri, at 8:00 a.m. on Tuesday, May 12, 1998. At the meeting, Shareholders will elect two trustees and ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 1998.

      It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided.